UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2018

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2018, Muhtar Kent provided notice to The Coca-Cola Company (the “Company”) of his intention not to stand for re-election at the Company’s 2019 Annual Meeting of Shareowners (the “2019 Annual Meeting”) and to resign from Chairman of the Board of Directors (the “Board”) on that same date. In addition, on December 4, 2018, Sam Nunn provided notice to the Company of his intention not to stand for re-election at the 2019 Annual Meeting. Messrs. Kent and Nunn will remain Chairman of the Board and Lead Independent Director, respectively, and will maintain their committee memberships, through the 2019 Annual Meeting.

On December 6, 2018, the Board elected James Quincey, who currently serves as the Company’s President and Chief Executive Officer, to serve as Chairman of the Board following Mr. Kent’s retirement, contingent on Mr. Quincey’s re-election as a Director at the 2019 Annual Meeting. On December 6, 2018, the Board also elected Maria Elena Lagomasino to replace Mr. Nunn as Lead Independent Director, contingent on her re-election as a Director at the 2019 Annual Meeting.

        The Company’s press release with respect to these changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of The Coca-Cola Company, dated December 6, 2018, regarding Board of Directors.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: December 6, 2018	By: /s/ Bernhard Goepelt Bernhard Goepelt Senior Vice President and General Counsel